POWER OF ATTORNEY
for Executing Forms 3, 4 and 5

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David A. Knight, William B. Keisler and Todd C. Ferguson his true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned, any one or more Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts, for and on behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States
Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange
Act of 1934, as amended, or other applicable securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of January, 2002.

/s/ Jon E. M. Jacoby
Signature


Jon E. M. Jacoby
Printed Name